                                                                    Exhibit 10.1

                                                          Amendment to Documents


AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 2 (the "Amendment") dated as of _______________________, ______, is between Bank of America, N.A. (the "Bank"), formerly Bank of America National Trust and Savings Association and Sport Chalet, Inc. (the "Borrower").

                                   RECITALS
                                   --------

          A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of June 19, 1998, as previously amended (the "Agreement").


          B.   The Bank and the Borrower desire to further amend the Agreement.


                                   AGREEMENT
                                   ---------

     1    Definitions.  Capitalized terms used but not defined in this Amendment
          -----------
shall have the meaning given to them in the Agreement.

     2    Amendments.  The Agreement is hereby amended as follows:
          ----------

          2.1 The Bank has changed the name of the "Reference Rate" to the "Prime Rate". The term "Reference Rate" is therefore amended to read "Prime Rate" throughout the Agreement.

          2.2 Paragraph 1.1 of the Agreement is amended to read in its entirety as follows:

               "1.1   Applicable Margin. The Applicable Margin shall be the
               following amounts per annum, based upon the fixed charge coverage ratio (as defined in the 'Covenants' section of this Agreement), as set forth in the most recent compliance certificate received by the Bank as required in the Covenants section; provided, however, that, until the Bank receives the first compliance certificate, such amounts shall be those indicated for pricing level 1 set forth below:

               (a) Applicable Margin effective from the date of this Amendment through March 31, 2001

                               Applicable Margin
                       (in percentage points per annum)

               Pricing
               Level       Ratio                              Prime Rate        Offshore/LIBOR/Fixed Rate +
               -----       -----                              ----------        ---------------------------
               1           less than 1.0:1.0
                           but not less than .90:1.0          minus 0.25%       1.75%
               2           equal to or greater than
                           1.0:1.0                            minus 0.50%       1.50%

               (b) Applicable Margin effective from April 1, 2001 and thereafter


                               Applicable Margin
                        in percentage points per annum)

               Pricing
               Level       Ratio                              Prime Rate        Offshore/LIBOR/Fixed Rate +
               -----       -----                              ----------        ----------------------------
               1           less than 1.15:1.0
                           but not less than 1.0:1.0          minus 0.25%       1.75%
               2           equal to or greater than
                           1.15:1.0                           minus 0.50%       1.50%

               The Applicable Margin shall be in effect from the date the most recent compliance certificate is received by the Bank until the date the next compliance certificate is received; provided, however, that if the Borrower fails to timely deliver the next compliance certificate, the Applicable Margin from the date such compliance certificate was due until the date such compliance level set forth above."

          2.3 In Paragraph 2.2 of the Agreement, the date "August 31, 2002" is substituted for the date "August 31, 2000".

          2.4 A new Paragraph 8.2(e) is added to the Agreement, which reads in its entirety as follows:

               "(e) Copies of the Borrower's Form 10-K Annual Report and Form 10-Q Quarterly Report within 30 days after the date of filing with the Securities and Exchange Commission."

          2.5  Paragraph 8.4 of the Agreement is deleted in its entirety.

          2.6 In Paragraph 8.5 of the Agreement, the first sentence is amended to read in full as follows:

               To maintain a Fixed Charge Coverage Ratio of at least .90:1.0 from the date of this Amendment through fiscal year ending March 31, 2001, and 1.0:1.0 from April 1, 2001 and thereafter.

          2.7 In the last sentence of Paragraph 8.5 of the Agreement, the phrase "calculation period" is substituted for the phrase "preceding fiscal year."

          2.8  Paragraph 8.6 of the Agreement is deleted in its entirety.

          2.9 In Paragraph 8.9 of the Agreement, the amount "Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000)" is substituted for the amount "Eight Million Five Hundred Thousand Dollars ($8,500,000)".

          2.10 Paragraph 8.10 of the Agreement is amended to read in its entirety as follows:

               "8.10   Paydown Period. To reduce the amount of advances
               outstanding under this Agreement to zero for a period of at least 30 consecutive days in each line-year. 'Line-year' means the period between the date of this Amendment and August 31, 2001, and each subsequent one-year period (if any)."

     3    Representations and Warranties.  When the Borrower signs this
          ------------------------------
Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

     4    Effect of Amendment.  Except as provided in this Amendment, all of the
          -------------------
terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America, N.A.                      Sport Chalet, Inc.



X  /s/  Jeffrey A. Thom                    X  /s/  Howard K. Kaminsky
-------------------------------------      -------------------------------------

By: Jeffrey A. Thom, Vice President        By: Howard Kaminsky, Chief Financial
                                                        Officer